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Exhibit 23.3

Consent of Director Nominee

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") of OM Asset Management Limited, the undersigned hereby consents to being named and described as a person who will become a director of OM Asset Management Limited in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

        IN WITNESS WHEREOF, the undersigned has executed this consent as of the 30th day of June, 2014.

/s/ PETER L. BAIN Name: Peter L. Bain

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  Exhibit 23.3
Consent of Director Nominee